Prospectus Supplement Filed Pursuant to Rule 424(b)(3)

(To Reoffer Prospectus filed with the Commission on January 18, 2002 with the SVB Financial Services, Inc. Registration Statement of Form S-8, Registration #333-76948, relating to the SVB Financial Services, Inc. 2001 Advisory Board Stock Grant Plan.)

                          SVB Financial Services, Inc.

This prospectus supplement contains information about the persons who can use this prospectus supplement to offer and sell shares of SVB Financial Services, Inc. granted to them under the Company's 2001 Advisory Board Stock Grant Plan.

The information set forth in the table under the caption "Selling Stockholders" in the reoffer prospectus filed with the SVB Financial Services, Inc. Registration Statement of Form S-8, Registration #333-76948, relating to the SVB Financial Services, Inc. 2001 Advisory Board Stock Grant Plan, is amended and restated in its entirety as follows:

Name                                    No. of Shares
----                                    -------------
Fred DeCicco                                  25
Bruce Hartzog                                 50
John Gluch                                    75
Oscar Gonzalez                                50
Ed Komoroski                                  75
Steve Selody                                  75
Thomas Trojanowski                            75
Michael Vernoia, Jr.                          25
Michael Avolio                                50
George Christiansen, Jr.                      75
Elaine DeMilia                                50
Walter J. Dietz, III                          75
Vincent P. Lipani                             50
Daniel G. Marulli                             50
John Mondoro                                  25
Dan Pullen                                    75
Harry Smith                                   75
Kevin Sweeney                                 50
Frank N. Yurasko                              75
Michael Cohen                                 50
James M. Ferrano                             100
Robert T. Kee, Jr.                            50
Walter E. Newman                              75
Joseph Rettagliata                           150
Martha A. Suhayda-Vogt                        75
Robert F. Cramer                             250
Richard W. McCurdy                            25
William Mirkin                                25

This prospectus supplement also covers any additional shares of SVB Financial Services, Inc. common stock which become issuable in connection with the shares registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of SVB Financial Services, Inc. common stock. The date of this prospectus supplement is November 4, 2003.

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REFERENCE IS HEREBY MADE TO THE CONTENTS OF THE SVB Financial Services, Inc.
REGISTRATION STATEMENT ON FORM S-8, REGISTRATION #333--76948, FILED WITH THE COMMISSION ON JANUARY 18, 2002, WHEREIN THERE IS A COMPLETE DESCRIPTION OF THE PLAN PURSUANT TO WHICH THE SECURITIES OFFERED PURSUANT TO THE REOFFER PROSPECTUS WERE INITIALLY ACQUIRED BY THE SELLING SHAREHOLDERS.